                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              WESTWOOD ONE, INC.
_____________________________________________________________________________
            (Name of Registrant as Specified In Its Charter)

                               WESTWOOD ONE, INC.
_____________________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
           14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)  Title of each class of securities to which transaction applies:
      _______________________________________________________________________

      2)  Aggregate number of securities to which transaction applies:
      _______________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      _______________________________________________________________________

      4)  Proposed maximum aggregate value of transaction:
      _______________________________________________________________________

      Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
      _______________________________________________________________________

      2)  Form, Schedule or Registration Statement No.:
      _______________________________________________________________________

      3)  Filing Party:
      _______________________________________________________________________

      4)  Date Filed:
      _______________________________________________________________________

Dear Shareholders:

       Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Shareholders to be held on June
13, 1995 at  10:00 a.m.,  Pacific    Time,  in the  Marquis Room
of the  Westwood Marquis,  930 Hilgard Avenue, Los   Angeles,
California. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders, is also included with this mailing.

        At the Annual Meeting, the holders of Common Stock, voting alone, will elect one member of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect two members of the Company's Board of Directors, vote upon a proposal to ratify the selection of independent accountants for the Company and conduct such other business as may properly come before the meeting.

        IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

        We appreciate your continued support.

                                 Sincerely,

                                 WESTWOOD ONE, INC.



                                 /s/ Norman J. Pattiz
                                 _____________________
                                 Norman J. Pattiz
                                 Chairman of the Board

May 1, 1995

                            WESTWOOD ONE, INC.
                          9540 Washington Boulevard
                        Culver City, California 90232

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 To Be Held on
                                 June 13, 1995


To Our Shareholders:

       The Annual Meeting of the Shareholders of Westwood One, Inc. (the "Company") will be held in the Marquis Room of the Westwood Marquis, 930 Hilgard Avenue, Los Angeles, California, on June 13, 1995 at 10:00 a.m., Pacific Time, for the following purposes:

 (1) To elect three members of the Company's Board of Directors;

 (2) To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1995; and

 (3) To consider and act upon such other business as may properly come before the meeting.

        Shareholders of record at the close of business on May 9, 1995 will be entitled to notice of and to vote at the Annual Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any shareholder, for any purpose germane to the Annual Meeting, at the Company's offices at 9540 Washington Boulevard, Culver City, California 90232 (telephone
(310) 204-5000).

        Whether or not you intend to be present at the meeting, please date, sign and mail the enclosed proxy in the provided
postage-paid envelope as  promptly as possible.   You are
cordially invited to attend the Annual Meeting and your proxy will be revoked if you are present and prefer to vote in person.


                      By Order of the Board of Directors



                      /s/ Farid Suleman
                      ___________________
                      Farid Suleman
                      Secretary

May 1, 1995

                            WESTWOOD ONE, INC.
                         9540 Washington Boulevard
                       Culver City, California 90232

                              PROXY STATEMENT

     This Proxy Statement (first mailed to shareholders on or about May 16, 1995) is furnished in connection with the solicitation of proxies by the management of Westwood One, Inc., a Delaware corporation, (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on June 13, 1995 at 10:00 a.m., Pacific Time, in the Marquis Room of the Westwood Marquis, 930 Hilgard Avenue, Los Angeles, California, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

           Holders of record of the Common Stock and Class B Stock at the close of business on May 9, 1995 are entitled to
vote at the Annual Meeting.   As of the close of business on
April 18, 1995, 31,111,402 shares of Common Stock and 351,733 shares of Class B Stock were issued and outstanding.

           Each holder of outstanding Common Stock is entitled to cast one (1) vote for each share of Common Stock held by such holder. Each holder of Class B Stock is entitled to cast fifty (50) votes for each share of Class B stock held by such
holder.   Only the  Common Stock  is publicly traded.   Holders
of Common Stock, voting alone, will elect one member of the Company's Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect two members of the Company's Board of Directors, vote upon the ratification of Price Waterhouse LLP as the Company's independent accountants and conduct such other business that may properly come before the meeting.

          A majority of the outstanding votes entitled to be cast at the Annual Meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy
at the meeting.   Where a choice is  specified on the proxy  as
to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, but the proxy is properly signed, the shares represented thereby will be voted in favor of the director nominees and in favor of the ratification of the selection of Price Waterhouse LLP as the Company's independent
accountants.   Management is not aware of any matters, other
than those specified above, that will be presented for action at the Annual Meeting, but if any other matters do properly come before the meeting, the proxies will vote upon such matters in accordance with their best judgement.

          Shares represented by proxies which are marked "abstain," "withhold authorization" or to deny discretionary authority on any matter will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such
matter. Proxies relating to "street name" shares which are not voted by brokers on one or more matters will not be treated as shares present for purposes of determining the presence of a quorum unless they are voted by the broker on at least one matter.
Such non-voted shares will not be treated as shares represented at the meeting as to any matter for which non-vote is indicated on the broker's proxy.

         Any shareholder submitting the accompanying proxy card has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the proxy, or by signing and delivering to the Secretary a later-dated proxy. A proxy will be automatically revoked if the person giving the proxy attends the Annual Meeting and chooses to vote in person.

         The Company's Annual Report on Form 10-K for the year ended December 31, 1994, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.


                       ELECTION OF DIRECTORS

        At a Special Meeting of Shareholders held on January 28, 1994, the Company's shareholders approved, among other matters as more fully discussed elsewhere in this report, a Voting Agreement entered into among: (i) the Company; (ii) Infinity Network, Inc. ("INI"), a subsidiary of Infinity Broadcasting Corporation ("Infinity"); and (iii) Norman J. Pattiz, the Company's current Chairman of the Board. The Voting Agreement, which became effective February 3, 1994, reconstituted the Board of Directors into a nine-member Board to which Mr. Pattiz designated three members (the "Pattiz Designees"), INI designated three members (the "INI Designees") and a nominating committee consisting of one Pattiz Designee and one INI Designee designated the final three directors ("Independents"), all of whom are independent outside
directors as defined in the Company's By-Laws.   The Voting
Agreement also requires: (i) Mr. Pattiz and INI to vote their respective shares of the Common Stock in favor of their respective Designees to the Board of Directors; and (ii) Mr. Pattiz to vote all of his shares of Class B Stock in accordance with the recommendation of the majority of the full incumbent Board of Directors on any matters presented to the Company's shareholders.

        As reconstituted, the Board of Directors currently consists of nine individuals and is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms do not coincide. Only one class of directors is
elected at each  Annual Meeting.   Of the directors, at least
33 1/3% must  be independent  outside directors.   Pursuant to the
Company's Certificate of Incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of
Directors, which currently amounts to two members.   However, it
is currently intended that the holders of the Common Stock will vote alone to elect the three Independents, one of which will be elected each year, as set forth below. The remaining members of the Board are elected by all shareholders voting together as a single class.

       At the Annual Meeting, holders of Common Stock, voting alone, will elect the Independent Class I director, and holders of Common Stock and Class B Stock, voting together, will elect the other two Class I directors, for three-year terms, until their successors are elected and qualified. The Board of Directors intends to nominate Norman J. Pattiz, Mel Karmazin and Joseph B. Smith to serve for three-year terms ending in 1998.
All of these nominees currently serve as Class I directors of the
Company.   Unless otherwise indicated on any proxy, the persons
named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the management proxy holders will vote for one or more other persons nominated by the
Board  of Directors.   MANAGEMENT RECOMMENDS THAT SHAREHOLDERS
VOTE TO ELECT MESSRS. PATTIZ, KARMAZIN AND SMITH AS DIRECTORS OF
THE COMPANY.


       The current and continuing directors of the Company are:



                                                                          Director                Term
                Name                                                Age     Since        Class   Expires
                ____                                                ___   ________       _____   _______

            Norman J. Pattiz .  .   (Pattiz Designee) . . . . . .    52      1974           I      1995
            Mel Karmazin  . . . .   (INI Designee)  . . . . . . .    51      1994           I      1995
            Joseph B. Smith . . .   (Independent) . . . . . . . .    67      1994           I      1995
            Arthur E. Levine  . .   (Pattiz Designee) . . . . . .    43      1991          II      1997
            Farid Suleman   . . .   (INI Designee)  . . . . . . .    43      1994          II      1997
            David L. Dennis . . .   (Independent) . . . . . . . .    46      1994          II      1997
            Paul G. Krasnow   . .   (Pattiz Designee) . . . . . .    56      1989         III      1996
            Steven A. Lerman  . .   (INI Designee)  . . . . . . .    48      1995         III      1996
            Gerald Greenberg  . .   (Independent) . . . . . . . .    52      1994         III      1996


       The principal occupations of the three director nominees and each of the other six current directors are as follows:

        Mr. Pattiz - founded the Company in 1974 and has held the position of Chairman of the Board since that time. He was also the Company's Chief Executive Officer until February 3, 1994.

        Mr. Karmazin - has been a director and has held the
position of President and Chief Executive  Officer of the Company
since  February 3, 1994.   He is also President and Chief Executive
Officer of Infinity  and has held these offices since 1988.  Mr.
Karmazin has been a director of Infinity since 1984.

        Mr. Smith - has been a director of the Company since May 24, 1994. He was previously a director of the Company from February 1984 until February 3, 1994. Since April 1993, Mr. Smith has been the President of Unison Productions, Inc., through which he serves as an industry consultant involved in a
number of projects in the entertainment business.   He was
President and Chief Executive Officer of EMI/Capitol Records from January 1987 until April 1, 1993.

        Mr. Levine -  has been a director of the  Company since
May 1991. For the last nine years Mr. Levine has been a private investor. Mr. Levine is a principal in the investment partnership of Levine Leichtman Capital Partners, L.P.

        Mr. Suleman - has been a director and has held the position of Chief Financial Officer of the Company since February 3, 1994. He is also Vice President - Finance and Chief Financial Officer of Infinity and has held these offices since 1986. Mr. Suleman has been a director of Infinity since February 1992.

        Mr. Dennis - has been a director of the Company since
May 24, 1994.  Mr. Dennis has served as Managing Director,
Investment Banking for  Donaldson, Lufkin & Jenrette  Securities


Corporation since April  1989.   Mr. Dennis is also a director of
Community Psychiatric Centers, Inc.

        Mr. Krasnow - has been a director of the Company since January 1989. Since September 1974, he has been the President and sole shareholder of Krasnow Insurance Services, Inc., an insurance agency providing life, disability and health benefits, of which he is the sole agent.

        Mr. Lerman - has been a director of the Company since
April 19, 1995. Since 1986, Mr. Lerman has been a partner in the Washington, D.C. law firm of Leventhal, Senter and Lerman.
Mr. Lerman has been a director of Infinity since February 1992 and he was also a director of Premiere Radio Networks, Inc. until April 18, 1995.

        Mr. Greenberg - has been a director of the Company since May 24, 1994. Since April 1993, Mr. Greenberg has served as President of MJJ Music, a Michael Jackson/Sony owned record
label.   From June 1988 to April 1993, he served as President of
WTG/Sony Records.

Committees of the Board

           The Board of Directors has a Compensation Committee which currently consists of Messrs. Smith and Greenberg. The
Compensation Committee administers  the Company's Amended 1989
Stock Incentive Plan and is authorized to approve, and may negotiate, employment arrangements with key executives of the Company and its subsidiaries. While there were no formal meetings of the Compensation Committee during fiscal 1994, Committee members engaged in informal discussions and took several actions by written consent.

           The Board of Directors also has an Audit Committee which currently consists of Messrs. Levine, Dennis and Suleman. The Audit Committee is authorized to review the Company's financial statements, meet with the Company's auditors and make recommendations to the Board of Directors about internal accounting controls and procedures. There were five meetings of the Audit Committee during fiscal 1994.

Director Attendance and Compensation

           In fiscal 1994 the Board as a whole met on four occasions. During fiscal 1994, each of the current directors then in office attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which such director served.

           Directors of the Company who are not officers received $3,750 per meeting attended for their services as directors or committee members through May 24, 1994. Effective May 24, 1994, the fees for all committee meeting attendance were lowered to
$1,875.   Directors are also reimbursed for expenses incurred in
attending such meetings. During fiscal 1994, Messrs. Smith, Levine, Dennis, Krasnow and Greenberg received $15,000, $30,000,


$15,000, $22,500, and  $11,250, respectively, in Board  and Board
committee  fees.   Mr. Levine also received compensation pursuant
to a consulting arrangement with the Company (see "Certain Relationships and Transactions" appearing elsewhere in this
report).   Effective May 24, 1994, all directors who are not
officers receive a mandatory grant of stock options to acquire 10,000 shares of Common Stock every four years under the terms of the Company's Amended 1989 Stock Incentive Plan.


Principal Shareholders

           The following table sets forth as of April 18, 1995, the number and percentage of outstanding shares of Common Stock and Class B Stock held by: (1) each person or group known to the Company to beneficially own more than five percent of the outstanding Common Stock or Class B Stock of the Company; (2) each of the three director nominees and each of the other six current directors; (3) the Named Executive Officers (see "EXECUTIVE COMPENSATION" appearing elsewhere in this report); and (4) all current directors and executive officers as a group. At April 18, 1995, there were 31,111,402 shares of Common Stock outstanding and 351,733 shares of Class B Stock outstanding.


           Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option or the conversion of a debenture into common stock) within 60 days of the date as of which the information is provided; in computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.



                                                  Shares of Common Stock         Shares of Class B Stock
                                                  Beneficially Owned (1)         Beneficially Owned (1)
                                                  _________________________      ________________________
                                                   Number           Percent       Number         Percent
                                                   ______           _______       ______         _______

Norman J. Pattiz (2) (12) . . . . . . . . . .     1,269,000 (3)          4.0%     351,690         99.9%
Mel Karmazin  . . . . . . . . . . . . . . . .       126,000               *          -              -
Joseph B. Smith . . . . . . . . . . . . . . .         2,000 (4)           -          -              -
Arthur E. Levine  . . . . . . . . . . . . . .        95,000 (4)           *          -              -
Farid Suleman . . . . . . . . . . . . . . . .            -                -          -              -
David L. Dennis . . . . . . . . . . . . . . .        18,000 (5)           *          -              -
Paul G. Krasnow . . . . . . . . . . . . . . .       110,000 (6)           *          -              -
Steven A. Lerman  . . . . . . . . . . . . . .            -                -          -              -
Gerald Greenberg. . . . . . . . . . . . . . .         2,000 (4)           *          -              -
William J. Hogan  . . . . . . . . . . . . . .            -                -          -              -
Gregory P. Batusic  . . . . . . . . . . . . .            -                -          -              -
Eric R. Weiss . . . . . . . . . . . . . . . .       100,000 (4)           *          -              -
Bruce E. Kanter . . . . . . . . . . . . . . .       272,300               *          -              -

Infinity Network Inc., a subsidiary of Infinity
  Broadcasting Corporation (11) (12)  . . . .     6,500,000 (8)         19.9%        -              -
  600 Madison Avenue
  New York, NY  10022

Putnam Investments, Inc. (11) . . . . . . .       4,041,783 (9)         13.0%        -              -
  One Post Office Square
  Boston, MA  02109

The Capital Group Companies, Inc. (11)  . . .     2,425,000 (10)         7.8%        -              -
  333 South Hope Street
  Los Angeles, CA 90071

All current directors and executive officers as
  a group (12 persons)  . . . . . . . . . . .     1,722,000 (7)          5.5%     351,690         99.9%




________________________
* Represents less than one percent (1%) of the Company's outstanding shares of Common Stock.

(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock and Class B Stock, unless otherwise indicated.

(2) As of April 18, 1995, Mr. Pattiz, whose business address is 9540 Washington Boulevard, Culver City, California 90232, owned Common Stock and Class B Stock representing approximately 38.1% of the total voting power of the Company.

(3) Includes stock options for 300,000 shares granted pursuant to Mr. Pattiz' December 1, 1986 employment agreement, as amended on November 25, 1987 and June 30, 1993 (the "1986 Employment Agreement"). These stock options expire on November 30, 2003.


(4)  Represents stock options granted under the Company's Amended
     1989 Stock Incentive Plan.

(5) Includes 15,000 shares which may be acquired upon exercise of warrants at an exercise price of $2.375 per share and stock options for 2,000 shares granted under the Company's Amended
     1989 Stock Incentive Plan.

(6) Includes stock options for 95,000 shares granted under the Company's Amended 1989 Stock Incentive Plan.

(7) Includes stock options for 596,000 shares granted under the Company's Amended 1989 Stock Incentive Plan and Mr. Pattiz' 1986 Employment Agreement plus 15,000 shares which may be acquired upon exercise of warrants at an exercise price of $2.375 per share.

(8) Includes 1,500,000 shares which may currently be acquired upon exercise of warrants at an exercise price of $3.00 per share.

(9) Putnam Investments, Inc. as an investment advisor has no sole voting or dispositive power, but has shared voting and dispositive power for 4,041,783 shares.

(10) The Capital Group Companies, Inc., through its operating subsidiaries, Capital Guardian Trust Company and Capital Research Management Company, has investment discretion with respect to 2,425,000 shares owned by various institutional investors.

(11) Tabular information and footnotes 10 and 11 are based upon information contained in the most recent Schedule 13G filings and other information made available to the Company.

(12) Pursuant to the terms of the Voting Agreement (as discussed under "ELECTION OF DIRECTORS" appearing elsewhere in this report), Mr. Pattiz and INI will vote their respective shares of the Company's Common stock in favor of their respective designees to the Board of Directors. Accordingly, Mr. Pattiz and INI together beneficially own 7,769,000 shares (23.6%) of the Common Stock with respect to election of directors. Pursuant to the Voting Agreement, Mr. Pattiz also is required to vote all of his shares of Class B Stock in accordance with the recommendation of the full incumbent Board of Directors on any matters presented to the Company's shareholders. Mr. Pattiz' and INI's beneficially owned Common Stock, voting together, represents approximately 15.4% of the Company's total voting power. Mr. Pattiz' and INI's beneficially owned Common Stock and Class B Stock, voting together, represents approximately 50.2% of the Company's total voting power.



Executive Officers

           The names, ages and principal occupations (if not set out previously) of the current executive officers of the Company and its subsidiaries are as follows:




   Name                            Age   Position
   ____                            ___   ________

Norman J. Pattiz  . . . . . . .     52   Chairman of the Board
Mel Karmazin  . . . . . . . . .     51   President, Chief Executive Officer and Director
Farid Suleman . . . . . . . . .     43   Chief Financial Officer, Secretary and Director
Gregory P. Batusic  . . . . . .     40   President - Westwood One Entertainment
Jeffrey B. Lawenda  . . . . . .     52   President - Westwood One Radio Networks
Eric R. Weiss . . . . . . . . .     37   Executive Vice President - Business and Legal
                                          Affairs and Assistant Secretary


           Mr. Batusic - was  appointed President-Westwood One
Entertainment in April 1994. From June 1992 to April 1994, he was President-Network Division. He was Executive Vice President-
Sales Division from June 1987 to June 1992.

           Mr. Lawenda -  was appointed President-Westwood One
Radio Networks in April 1995. From November 1990 to March 1995, he was Senior Vice President of Cabin Fever Entertainment, a home video, television and film production and distribution company. From July 1988 to November 1990, he was Senior Vice President of
Reeves Entertainment, a television program production company.

           Mr. Weiss  -  was appointed Executive Vice President-
Business and Legal Affairs in August  1993.   From September 1992
to August 1993, he was Senior  Vice President-Business and Legal
Affairs.   From September 1987 to September 1992, he was Vice
President-Business and Legal Affairs.

           Messrs. Karmazin and Suleman serve under a Management Agreement which is discussed in the following paragraph. Messrs. Pattiz, Batusic and Weiss have written employment agreements with the Company. The Company intends to enter into a written employment agreement with Mr. Lawenda.

           At a Special Meeting of Shareholders held on January
28, 1994, the Company's shareholders approved, among other matters (including the acquisition of Unistar Radio Networks, Inc. ("Unistar")), a Management Agreement between the Company and
Infinity.   Pursuant to the terms of the Management Agreement,
which became effective February 3, 1994 for a period of five years, Infinity manages the business and operations of the Company, subject to the direction and supervision of the Board of Directors, for an initial annual base management fee of $2,000,000 (adjusted annually for inflation), an annual cash bonus payable in the event certain cash flow targets are achieved and warrants to purchase up

to 1,500,000 shares of Common Stock exercisable at purchase prices ranging from $3.00 to $5.00 if the Common Stock trades above certain target price levels for a specified period of time. Also under the Management Agreement, on February 3, 1994: (i) Infinity's President and Chief Executive Officer, currently Mel Karmazin, became the Company's Chief Executive Officer (replacing Norman J. Pattiz) and President; and (ii) Infinity's Chief Financial Officer, currently Farid Suleman, became the Company's Chief Financial Officer
(replacing Bruce E. Kanter). Infinity provides support and administrative personnel needed by these officers and pays all salaries, benefits and related costs of these personnel. In connection with the foregoing matters, INI also acquired 5,000,000 newly issued shares of Common Stock and a ten-year warrant to purchase up to an additional 3,000,000 shares of Common Stock (of which 1,000,000 shares became exercisable on February 3, 1995 and of which an additional 1,000,000 shares become exercisable annually on February 3, 1996 and 1997, respectively) at an exercise price of $3.00 per share for an aggregate purchase price of $15,000,000. INI currently beneficially owns approximately 19.9% of the Common Stock of the Company (see "Principal Shareholders" appearing elsewhere in this report).


                     EXECUTIVE COMPENSATION

        Disclosure regarding compensation is provided for each of the executive officers of the Company (collectively, the "Named
Executive Officers") who served as executive officers at the end of or during the fiscal year ended December 31, 1994:




Norman J. Pattiz  . . . .    the Company's Chairman of the Board for fiscal 1994 and Chief
                               Executive Officer until February 3, 1994.
Mel Karmazin  . . . . . .    the Company's Chief Executive Officer and President since
                               February 3, 1994 (pursuant to the Management Agreement).
Farid Suleman . . . . . .    the Company's Chief Financial Officer since February 3, 1994
                               (pursuant to the Management Agreement).
William J. Hogan  . . . .    the Company's President - Westwood One Radio Networks at
                               December 31, 1994.  Mr. Hogan resigned as an executive officer and director of the Company in April 1995.
Gregory P. Batusic  . . .    the Company's President - Westwood One Entertainment at
                               December 31, 1994.
Eric R. Weiss . . . . . .    the Company's Executive Vice President-Business and Legal
                               Affairs at December 31, 1994.
Bruce E. Kanter . . . . .    the Company's Executive Vice President and Chief Financial
                               Officer until February 3, 1994.



Compensation Committee Report

      The Compensation Committee of the Company's Board of Directors consists of at least two independent, outside directors. Messrs. Smith and Krasnow were members of the Committee until February 3, 1994, at which time Mr. Smith resigned from the Board. Effective May 24, 1994, Mr. Smith rejoined the Board and was reappointed to the Compensation Committee and Mr. Greenberg replaced Mr. Krasnow.


      The Compensation Committee administers the Amended 1989 Stock Incentive Plan (the "Plan") and may review employment arrangements with executive officers of the Company other than Messrs. Karmazin and Suleman who serve as the Company's Chief Executive Officer and Chief Financial Officer, respectively, pursuant to the Management Agreement, as described below. In addition, the Committee establishes the annual earnings targets which must be achieved by the Company for the payment of a cash incentive bonus to Mr. Pattiz pursuant to his current employment agreement with the Company. (See "Employment Agreements" appearing elsewhere in this report for a description of Mr. Pattiz' employment agreement.)

      Pursuant to the terms of a Management Agreement between the Company and Infinity, which became effective February 3, 1994 for a period of five years, Infinity manages the business and operations of the Company. Under the agreement: (i) Infinity's President and Chief Executive Officer, currently Mel Karmazin, became the Company's Chief Executive Officer (replacing Norman J. Pattiz) and President; and (ii) Infinity's Chief Financial Officer, currently Farid Suleman, became the Company's Chief Financial Officer (replacing Bruce E. Kanter). The Company pays a management fee to Infinity. (See "Executive Officers" appearing elsewhere in this report for a more detailed description of the Management Agreement.) Accordingly, the Compensation Committee does not set the base salaries or annual cash bonus incentives of Messrs. Karmazin or Suleman, but does have the authority to grant stock incentives to such officers. Moreover from February 3, 1994 through the balance of fiscal 1994, Mr. Karmazin, as the Company's Chief Executive Officer under the Management Agreement, was responsible for determining the amount of salary and bonus payable to the Company's executive officers, except to the extent that such matters were required to be determined in accordance with pre-existing employment arrangements.

      The compensation policies utilized by the Compensation Committee and the Chief Executive Officer are intended to enable the Company to attract, retain and motivate executive officers to meet Company goals using appropriate combinations of base salary and incentive compensation in the form of annual cash bonuses and stock incentives. Generally, compensation decisions are based on contractual commitments, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. The foregoing factors are listed in order of their relative importance in making compensation decisions.

      Stock incentives may be granted under the Plan by the Compensation Committee, at its sole discretion, to officers and employees of the Company to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer, the Compensation Committee consults with the Chief Executive Officer and others in management, as applicable. In evaluating the performance of the Chief Executive Officer, the Compensation Committee may consult with the entire Board of Directors. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the Compensation Committee, at its sole discretion, to newly hired officers and employees as an inducement to accept employment with the Company.


1994 Compensation for Executive Officers - Except for Messrs. Karmazin and Suleman, who serve under the Management Agreement between the Company and Infinity, the fiscal 1994 salaries and bonuses paid to all executive officers were based upon the terms of such officers' pre-existing employment agreements (see "Employment Agreements" appearing elsewhere in this report).

      During fiscal 1994, the Compensation Committee reviewed the performance of Messrs. Karmazin and Suleman, noting the significant improvements in the Company's financial condition and operating results. In recognition of their excellent performance and as an incentive for the continuation of such performance, the Compensation Committee decided to grant stock incentives to Messrs. Karmazin and Suleman. After reviewing reports containing information regarding incentive compensation paid to senior executive officers by other companies, the Compensation Committee granted to Messrs. Karmazin and Suleman, on October 25, 1994, options to acquire 350,000 and 250,000 shares, respectively, of Common Stock at $9.75 per share under the Plan, which shares vest at the rate of 20% per year.


                  Joseph B. Smith, Chairman of the Compensation Committee Gerald Greenberg, member of the Compensation Committee Mel Karmazin, Chief Executive Officer



                Summary Compensation Table

     The following table sets forth the compensation received by the Named Executive Officers for the thirteen-month period ending
December 31, 1994 and the fiscal years ending November 30, 1993 and 1992.


                             SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                               Compensation
                                                Annual Compensation            ____________
                                       ______________________________________  Securities
       Name and                Fiscal                           Other Annual   Underlying   All Other
    Principal Position          Year    Salary($)   Bonus($)  Compensation($)  Options(#) Compensation($)
    __________________          ____   __________   ________  _______________  __________ _______________
                                (1)                               (2)

Norman J. Pattiz............    1994    $812,500        --         --              --    $1,026,563 (6)
  Chairman of the Board (3)     1993     570,000        --         --           350,000        --
                                1992     570,000        --         --              --          --

Mel Karmazin................    1994        --          --         --           350,000        --
  Chief Executive Officer       1993        --          --         --              --          --
  and President (4)             1992        --          --         --              --          --

Farid Suleman...............    1994        --          --         --           250,000        --
  Chief Financial Officer (4)   1993        --          --         --              --          --
                                1992        --          --         --              --          --

William J. Hogan............    1994     400,070        --         --              --         2,310 (7)
  President - Westwood          1993        --          --         --              --          --
  One Radio Networks (5)        1992        --          --         --              --          --

Gregory P. Batusic..........    1994     325,000        --         --              --         2,310 (7)
  President - Westwood          1993     300,000    $50,000        --              --         2,249 (7)
  One Entertainment             1992     327,750     73,500        --            50,000       2,238 (7)

Eric R. Weiss...............    1994     320,833        --         --              --         2,310 (7)
  Executive Vice President -    1993     206,250     25,000        --            70,000       2,249 (7)
  Business and Legal Affairs    1992     147,250        --         --            50,000       2,182 (7)

Bruce E. Kanter (8) ........    1994     342,980(9)  16,667(9)   66,809(9)         --       307,722(10)
  Executive Vice President      1993     275,000    220,000      52,921            --         4,953(10)
  and Chief Financial Officer   1992     243,217    167,438(11)  46,457         250,000       4,252(10),(12)
  through February 3, 1994



______________________________

(1) During 1994, the Company changed its fiscal year end from November 30 to December 31 effective with the fiscal year ending December 31, 1994. Accordingly, this table includes compensation information for the thirteen-month period ending December 31, 1994 and the fiscal years ending November 30, 1993 and 1992.

(2) This column includes the aggregate cost to the Company (if such amount exceeded the lesser of $50,000 or 10% of such officer's salary and bonus) of providing various perquisites and other personal benefits.


(3)  Mr. Pattiz held the postion of Chief Executive Officer until
     February 3, 1994, at which time he was replaced by Mr.
     Karmazin pursuant to the Management Agreement between the Company and Infinity.

(4) Messrs. Karmazin and Suleman assumed their positions effective February 3, 1994, pursuant to the terms of the Management Agreement between the Company and Infinity. Messrs. Karmazin and Suleman do not receive any cash compensation from the Company. All compensation under the Management Agreement is paid to Infinity.

(5) Mr. Hogan became an executive officer of the Company upon the February 3, 1994 acquisition of Unistar, of which Mr. Hogan was then President. Mr. Hogan was appointed President - Westwood One Radio Networks in April 1994. The above table summarizes the fiscal 1994 compensation paid to Mr. Hogan since February 3, 1994.

(6) Pursuant to his 1986 Employment Agreement, Mr. Pattiz received 75,000 shares (adjusted for a subsequent stock split to 112,500 shares) of Class B Stock which vested on March 31,
     1994 at a value of $1,026,563.

(7) All Other Compensation for Messrs. Hogan, Batusic and Weiss consisted of company contributions to the employee Savings and Profit-Sharing Plan.

(8) Mr. Kanter served as Executive Vice President and Chief Financial Officer until February 3, 1994, at which time his employment was terminated and he was replaced as Chief Financial Officer by Mr. Suleman pursuant to the Management Agreement between the Company and Infinity.

(9) Pursuant to the termination provisions of his employment agreement (see "Employment Agreements" appearing elsewhere in this report for a more detailed description), Mr. Kanter continued to receive the base salary and benefits he would have otherwise been entitled to receive through November 30,
     1994.   Such base salary, Mr. Kanter's pro-rata minimum
     guaranteed 1994 bonus and such benefits are reflected in this table as Annual Compensation.

(10) All Other Compensation consisted of: (a) the payment or accrual of an additional year's base salary of $300,000 and certain continued benefits estimated at $4,766 (through November 30, 1995 pursuant to the termination provisions of Mr. Kanter's employment agreement) and life insurance premiums of $2,956 in 1994; (b) life insurance premiums of $2,704 and company contributions to the employee Savings and Profit Sharing Plan of $2,249 in 1993, and (c) life insurance premiums of $2,533 and company contributions to the employee Savings and Profit Sharing Plan of $1,719 in 1992.

(11) Bonus in 1992 for Mr. Kanter included a Common Stock award without restrictions of $67,438 (41,500 shares at market value of $1.625 per share).



(12) In December 1991 the Company established a Supplemental Executive Retirement Plan (SERP) for Mr. Kanter. The SERP provides supplemental insurance and long-term retirement benefits payable in annual installments of $200,000 for 15 years beginning in 2008 when Mr. Kanter becomes 65 years old. The $488,521 present value of these benefits was expensed during fiscal 1992. Mr. Kanter vested in the SERP upon commencement of employment in December 1991.



                           Stock Option Tables

           The following two tables provide information on stock option grants made to the Named Executive Officers in fiscal 1994, options exercised during fiscal 1994 and options outstanding on December 31, 1994.



                              OPTION GRANTS IN FISCAL 1994                               Potential Realizable
                                                                                           Value at Assumed
                                  Individual Grants                                     Annual Rates of Stock
                         _____________________________________________________          Price Appreciation for
                         Number of                                                           Option Term
                         Securities                                                     _______________________
                         Underlying   % of Total Options     Exercise or
                          Options     Granted to Employees   Base Price    Expiration
     Name               Granted (#)    in Fiscal Year (2)    ($/Share)        Date       5% ($)    10% ($)
     ____               ___________   ____________________   ___________  ___________   _______    ______

Norman J. Pattiz....        -                 -                 -              -           -            -
Mel Karmazin........    350,000 (1)           58%           $ 9.75        10/25/04    $2,149,875   $5,425,875
Farid Suleman.......    250,000 (1)           42%           $ 9.75        10/25/04    $1,535,625   $3,875,625
William J. Hogan....        -                 -                 -              -           -            -
Gregory P. Batusic..        -                 -                 -              -           -            -
Eric R. Weiss.......        -                 -                 -              -           -            -
Bruce E. Kanter.....        -                 -                 -              -           -            -

__________________________
(1)  These options were granted under the Amended 1989 Stock
     Incentive Plan on October 25, 1994, and become exercisable 20% per year (70,000 for Mr. Karmazin and 50,000 for Mr. Suleman) on each October 25 anniversary between 1995 and 1999.

(2) Percentage calculations exclude the impact of a mandatory grant of 30,000 options at $7.50 per share on May 24, 1994 to outside directors (10,000 each to Messrs. Dennis, Greenberg and Smith) which, in accordance with the terms of the Amended 1989 Stock Incentive Plan, become exercisable 20% per year on each May 24 anniversary between 1995 and 1999.



                        AGGREGATED OPTION EXERCISES IN FISCAL 1994
                          AND FISCAL YEAR END OPTION VALUES



                                                   Number of Securities Underlying    Value of Unexercised,
                                                      Unexercised Options           In-the-Money Options
                                                     at Fiscal Year End (#)        at Fiscal Year End ($)(1)
                      Shares Acquired   Value      _____________________________   _____________________________
Name                  on Exercise (#) Realized ($) Exercisable     Unexercisable   Exercisable     Unexercisable
____                  _______________ ____________ ___________     _____________   ___________     _____________

Norman J. Pattiz.....     -             -          620,000          280,000        $2,463,150      $1,223,600
Mel Karmazin.........     -             -             -             350,000              -               -
Farid Suleman........     -             -             -             250,000              -               -
William J. Hogan.....     -             -             -                -                 -               -
Gregory P. Batusic...     -             -           50,000           25,000           387,500         193,750
Eric R. Weiss........   30,000(2)   $204,995(3)    140,000             -            1,007,400            -
Bruce E. Kanter......  250,000(2)  1,592,500(3)       -                -                 -               -



- - ------------------------
(1) On Friday, December 30, 1994, the closing per share price for the Company's Common Stock on the NASDAQ National Market
     System was $9 3/4.

(2)  Represents the exercise of options granted under the Amended
     1989 Stock Incentive Plan.

(3) The reported amount excludes the per share exercise price of $2.00 for Mr. Weiss and $1.63 for Mr. Kanter for all option shares exercised.



                 Performance Graph

     The performance graph below compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Media Industry Index for the Company's last five calendar years. The graph assumes that $100 was invested in the Company's Common Stock and each index on December 31, 1989.




    Measurement                         Dow Jones     Dow Jones
      Period                              Equity         Media
 (last business day         Westwood      Market       Industry
  of calendar year)         One, Inc.     Index          Index
 ------------------         ---------   ----------     ---------
        1989                   $100         $100          $100
        1990                   $ 20         $ 96          $ 80
        1991                   $ 18         $127          $ 90
        1992                   $ 19         $138          $107
        1993                   $ 96         $152          $129
        1994                   $111         $153          $124



     The following table sets forth the closing price of the Company's Common Stock at the end of each of the last five calendar years.

Base Year
  1989         1990        1991        1992     1993    1994
  ____         ____        ____        ____     ____    ____
$8 3/4       $1 3/4     $1 17/32     $1 5/8   $8 3/8  $9 3/4
======       ======     ========     ======    ======  ======



Employment Agreements

     The  following employment  agreements with  Named Executive
Officers were all entered into prior to the February 3, 1994 commencement of the management of the Company by Infinity pursuant to the Management Agreement (as discussed under "Executive
Officers" appearing elsewhere in this report).

           The Company has a written employment agreement with
Mr. Pattiz, effective October 18, 1993 (as amended on January 26, 1994 and February 2, 1994), pursuant to which Mr. Pattiz was to serve as Chairman of the Board and Chief Executive Officer of the Company for a five-year term ending November 30, 1998 at an annual salary of $750,000 plus an annual cash bonus of at least $250,000 ($275,000 for fiscal 1995) payable in the event that the Company achieves certain earnings targets as established annually by the Compensation Committee of the Board of Directors. In addition, the Company will pay directly or reimburse Mr. Pattiz for one-half
of his home security costs, not to exceed $115,000 annually.   The
agreement also granted Mr. Pattiz ten-year options to acquire 350,000 shares of Common Stock under the Plan (which vest at the rate of 70,000 shares per year over the five year term of the employment agreement) and provides additional benefits which are standard for executives in the industry. The agreement generally will be terminable by Mr. Pattiz upon ninety days' written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for "cause".
In the event of permanent and total disability, Mr. Pattiz will receive his base salary and cash bonus for the following twelve months and 75% of his base salary for the remainder of the term of the agreement. In the event of a "change of control", as defined in the agreement, any unvested options granted pursuant to this agreement will become immediately exercisable and Mr. Pattiz will continue to receive any base and cash bonus compensation he would have otherwise been entitled to receive for the remaining term of the agreement. On February 3, 1994, pursuant to the terms of the Management Agreement (as discussed under "Executive Officers" appearing elsewhere in this report), Mr. Karmazin replaced Mr.
Pattiz as Chief Executive Officer.   However, the agreement
otherwise remains in effect and the transactions entered into in connection with the Unistar acquisition were not considered a "change in control" for purposes of the agreement.

           As part of its February 3, 1994 acquisition of Unistar, the Company assumed all obligations under a written employment
agreement with the then President of Unistar, Mr. Hogan.   Mr.
Hogan was appointed President of Westwood  One's  Network Division
in April 1994.   Pursuant to the terms of the agreement, effective
April 19, 1990, and ending April 20, 1995, Mr. Hogan received base salary at a $415,000 annual rate for the contract year ending April 20, 1994 and $446,000 for the contract year ending April 20, 1995. In April 1995 upon expiration of his contract, Mr. Hogan resigned as an executive officer and director of the Company.

           The Company has a written three-year employment agreement with the President of Westwood One's Entertainment Division, Mr. Batusic, effective June 1, 1992. Pursuant to the terms of the agreement, Mr. Batusic receives a base salary of


$300,000 per year. Additionally, pursuant to the agreement, Mr. Batusic received a guaranteed bonus of $73,500 in the first quarter of 1993 and a discretionary bonus of $50,000 in February 1994. The agreement provides Mr. Batusic with additional benefits which are standard for executives in the industry. The agreement may be terminated by the Company for cause without further obligation to Mr. Batusic. The agreement may also be terminated by the Company for any reason, at its discretion, upon written notice and, in such an event, the Company must pay Mr. Batusic's $300,000 base salary for one-year.


     The Company  has a written  employment agreement with
Mr. Weiss, effective August 30, 1993, pursuant to which Mr. Weiss serves as Executive Vice President - Business and Legal Affairs or other such capacity as determined by the Board of Directors. Pursuant to the agreement, which commenced on September 1, 1993 and continues through November 30, 1995, Mr. Weiss received an annual base salary of $300,000 through November 30, 1994 and will receive $250,000 during the contract year ending November 30, 1995. Mr. Weiss is also eligible to receive a $50,000 bonus in
January 1996 upon approval of the Board of Directors.   The
agreement also granted Mr. Weiss options to acquire 50,000 shares of Common Stock under the Plan, all of which became exercisable on August 30, 1994, benefits standard for executives in the industry and certain relocation expense reimbursements should he be required to relocate. The agreement may be terminated by the Company for
cause without further obligation to Mr. Weiss.   The agreement may
also be terminated by the Company for any reason, at its discretion, upon written notice and, in such an event, the Company must pay Mr. Weiss the base salary he would have otherwise been entitled to receive for the remaining term of the agreement plus an additional year's $250,000 base salary. In the event of a merger or sale of substantially all of the Company's assets, if the purchaser or successor company fails to assume the remaining compensation obligations for a period of not less than two years, the Company must pay Mr. Weiss his $250,000 base salary for two years. In the event that the agreement is not renewed for a period of two years on the same or better terms, the Company will be obligated to pay an additional year's $250,000 base salary.

        During fiscal 1994, the Company had a written employment agreement with Mr. Kanter, its Executive Vice President and Chief
Financial Officer (through  February 3, 1994).   Pursuant to the
three-year agreement, effective December 6, 1991, Mr. Kanter received a base salary of $250,000 in fiscal 1992, $275,000 in fiscal 1993 and was to receive $300,000 in fiscal 1994, plus a minimum bonus of $100,000 per year. The agreement also granted Mr. Kanter options to acquire 250,000 shares of Common Stock under the Plan, all of which were exercised by Mr. Kanter in June 1994, and provided Mr. Kanter with supplemental insurance, additional benefits which were standard for executives in the industry, and a Supplemental Executive Retirement Plan (SERP), which will provide an annual benefit of not less than $200,000 per year for a period
of 15 years beginning December 2007.    On February 3,  1994,
pursuant to the terms of the Management Agreement (as discussed under "Executive Officers" appearing elsewhere in this report), Mr. Suleman replaced Mr. Kanter as Chief Financial Officer. Pursuant

to the termination provisions of his employment agreement, Mr. Kanter continued to receive the base salary and benefits he would have otherwise been entitled to receive for the remaining term of the agreement through November 30, 1994, and will receive an additional year's $300,000 base salary and the continuation of certain benefits through November 30, 1995.


Compensation Committee Interlocks and Insider Participation

     The current members of the Compensation Committee, Messrs. Smith and Greenberg, have served on the Committee since May 24,
1994.   Additionally, Mr. Krasnow served on the Committee until May
24, 1994, at which time he was replaced by Mr. Greenberg. Mr. Krasnow is an agent of Northwestern Mutual Life Insurance Company
("NML").   The Company has paid premiums to NML on insurance
policies covering life for certain executive officers and
disability for its employees.   During fiscal 1994, Mr. Krasnow
earned less than $60,000 in commissions on premiums paid to NML for these policies.

      In 1994, Mr. Karmazin, who became the Company's Chief Executive Officer effective February 3, 1994 pursuant to the Management Agreement, was responsible for determining the amount of discretionary bonuses payable to executive officers. All other matters relating to executive compensation during fiscal 1994 were determined in accordance with pre-existing employment agreements with the executive officer. (See "Employment Agreements" and "Compensation Committee Report" appearing elsewhere in this report.)


Certain Relationships and Transactions

     Mary Turner, Mr. Pattiz's wife and an independent contractor for the Company for the past fourteen years, received aggregate compensation of $152,000 from the Company in fiscal 1994 for services as an interviewer and voice talent for a Company program. Mary Turner resigned as an independent contractor of the Company at the end of fiscal 1994.


     Mr. Dennis has served as Managing Director, Investment Banking of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") since April 1989. In February 1994, DLJ received a $1,106,000 fee for acting as one of the Company's investment advisors in connection with the acquisition of Unistar.

     The Company entered into a written consulting agreement with Mr. Levine, effective August 1, 1990, whereby Mr. Levine provided management and financial consulting services until May 31, 1992 for a monthly fee of $20,833. The agreement was extended on a month-to-month basis through January 31, 1994. During fiscal 1994, Mr. Levine earned $20,833 for January 1994 financial consulting services. The agreement also provided for additional compensation under certain circumstances in connection with specific matters where Mr. Levine provided services. In February 1994, Levine Leichtman Capital Partners, of which Mr. Levine is a principal, received a $781,250 financial advisor fee for acting as one of the Company's advisors in connection with the acquisition of Unistar.


     Messrs. Karmazin and Suleman are also officers and, along with Mr. Lerman, directors of Infinity. INI beneficially owns 19.9% of the Common Stock of the Company (see "Principal Shareholders" appearing elsewhere in this report). Infinity manages the business and operations of the Company pursuant to the terms of a Management Agreement between the Company and Infinity (as discussed under "Executive Officers" appearing elsewhere in this report), under which the Company paid Infinity approximately $1,816,000 during fiscal 1994.

     In addition, a number of Infinity's radio stations are affiliated with the Company's radio networks and the Company
purchases several programs from Infinity.   During fiscal 1994, the
Company paid approximately $9,118,000 to Infinity and its radio stations for Infinity affiliations and programs. The Company currently anticipates that it will continue to have such arrangements with Infinity and its radio stations in the future. The Management Agreement provides that all transactions between the Company and Infinity or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, all agreements between the Company and Infinity or any of its affiliates must be approved by the Board of Directors.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than ten percent shareholders are required by Securities Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 1994 its executive officers, directors and more than ten percent beneficial owners complied with all filing requirements applicable to them, except that Mr. Smith failed to file on a timely basis two Form 4 filings which reported three transactions.

           SELECTION OF INDEPENDENT ACCOUNTANTS

     Action will be taken at the Annual Meeting to ratify the selection of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending December 31, 1995. Price Waterhouse LLP has been the independent accountants of the Company
since 1984.   The Company knows of no direct or material indirect
financial interest of Price Waterhouse LLP in the Company or of any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee.
Members of Price Waterhouse LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


     MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE COMMON STOCK AND CLASS B STOCK, VOTING TOGETHER, PRESENT OR REPRESENTED AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF PRICE WATERHOUSE LLP.


                          SOLICITATION

     The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities.


           SHAREHOLDER PROPOSALS FOR 1996

     Under the rules of the Commission, any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 1996 must be received by the Company by December 31, 1995 to be eligible for inclusion in such proxy
material.   Proposals should be addressed to Farid Suleman,
Secretary, Westwood One, Inc., 9540 Washington Boulevard, Culver City, CA 90232. Proposals must comply with the proxy rules of the Commission relating to stockholder proposals in order to be included in the proxy materials.


                By Order of the Board of Directors



                /s/ Farid Suleman
                _________________
                Farid Suleman
                Secretary


Culver City, California
May 1, 1995